AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1999
                                                     REGISTRATION NO. 333-71681
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                    --------

                         THE ESTEE LAUDER COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    DELAWARE                     2844                            11-2408943
(STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
JURISDICTION OF        CLASSIFICATION NUMBER)                IDENTIFICATION NO.)
INCORPORATION OR
 ORGANIZATION)

                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 572-4200
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              SAUL H. MAGRAM, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                    Please send copies of communications to:

JEFFREY J. WEINBERG, ESQ.                           JEAN E. HANSON, ESQ.
WEIL, GOTSHAL & MANGES LLP              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
    767 FIFTH AVENUE                                ONE NEW YORK PLAZA
NEW YORK, NEW YORK 10153                        NEW YORK, NEW YORK 10004
     (212) 310-8000                                  (212) 859-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_| _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          ----------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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NYFS11...:\93\44093\0003\2449\REG2129S.270
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                                EXPLANATORY NOTE


   This Registration Statement relates to up to _______ shares (or _______shares if the underwriter's over-allotment option is exercised in full) of Class A Common Stock, par value $.01 per share, of The Estee Lauder Companies Inc. that may be delivered by the Estee Lauder Automatic Common Exchange Security Trust II (the "Trust"), a non-diversified closed-end management investment company, to holders of Automatic Common Exchange Securities of the Trust upon exchange of the Automatic Common Exchange Securities. The Automatic Common Exchange Securities are being offered pursuant to a separate prospectus of the Trust included in a registration statement on Form N-2 (Registration Nos. 333-57125 and 811-8827).







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                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement, other than the underwriting discount. All amounts, except the SEC registration fees and the National Association of Securities Dealers, Inc. ("NASD") filing fee, are estimated.

      SEC registration fee..................   $ 47,955
      NASD filing fee.......................     17,250
      Printing, engraving and postage fees..    200,000
      Legal fees and expenses...............    100,000
      Accounting fees and expenses..........     50,000
      Miscellaneous.........................     50,000
                                             -----------

          Total.............................  $ 465,205
                                             ===========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Generally, Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses.

      Our By-laws provide for indemnification of our directors and officers to the fullest extent permitted by law.

      Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. We have adopted a provision in our Certificate of Incorporation that provides for such limitation to the full extent permitted under Delaware law.




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      Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which we may not indemnify them.

ITEM 16.  EXHIBITS AND FINANCIAL SCHEDULES

      (a)  Exhibits:

      Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

Exhibit
Number                  Description of Exhibit
------                  ----------------------

1.1             Form of Underwriting Agreement.*

3.1 Restated Certificate of Incorporation (filed as Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (No. 33-97180) on November 13, 1995 (the "S-1")).

3.2 Form of Amended and Restated By-Laws (filed as Exhibit 3.2 to the S-1).

5.1 Opinion of Weil, Gotshal & Manges LLP with respect to the legality of the Class A Common Stock.*

23.1            Consent of Arthur Andersen LLP.*

23.2 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1).*

24.1            Power of Attorney**


--------------------------

*     Filed herewith
**    Previously filed


ITEM 17.  UNDERTAKINGS

            The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.




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
                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be final adjudication of such issue.

            The undersigned registrant hereby undertakes that:

                  (1) That for purposes of determining any liability under the
            Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the
            Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 16th day of February 1999.

                                   THE ESTEE LAUDER COMPANIES INC.

                                   By: /s/ Robert J. Bigler
                                       ----------------------------------------
                                       Name: Robert J. Bigler
                                       Title: Senior Vice President and Chief
                                              Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                       Title                       Date
          ---------                       -----                       ----


             *                    Chief Executive Officer      February 16, 1999
------------------------------    and Director
Leonard A. Lauder                 (Principal Executive
                                  Officer)



             *                    Director                     February 16, 1999
------------------------------
Ronald S. Lauder



             *                    Director                     February 16, 1999
------------------------------
William P. Lauder



             *                    Director                     February 16, 1999
------------------------------
Fred H. Langhammer



             *                    Director                     February 16, 1999
------------------------------
Marshall Rose



             *                    Director                     February 16, 1999
------------------------------
P. Roy Vagelos, M.D.



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          Signature                       Title                       Date
          ---------                       -----                       ----


             *                    Director                     February 16, 1999
------------------------------
Faye Wattleton



/s/ Robert J. Bigler              Senior Vice President        February 16, 1999
------------------------------    and Chief Financial Officer
Robert J. Bigler                  (Principal Financial and
                                  Accounting Officer)



*By: /s/ Robert J. Bigler
     ------------------------
     Robert J. Bigler
     Attorney-in-Fact




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                                    EXHIBITS


     The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein.


Exhibit
Number                  Description of Exhibit
------                  ----------------------

1.1      Form of Underwriting Agreement.*

3.1 Restated Certificate of Incorporation (filed as Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (No. 33-97180) on November 13, 1995 (the "S-1")).

3.2      Form of Amended and Restated By-Laws (filed as Exhibit 3.2 to the S-1).

5.1 Opinion of Weil, Gotshal & Manges LLP with respect to the legality of the Class A Common Stock.*

23.1     Consent of Arthur Andersen LLP.*

23.2     Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
         Exhibit 5.1).*

24.1     Power of Attorney**





----------------------------

*    Filed herewith
**   Previously filed




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